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                                                                   EXHIBIT 10.21

               EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT (this "AGREEMENT") is entered into and effective as of _____________, 2002 ("Closing Date"), by and between Steven Schultz ("Executive") and United Industries Corporation, a Delaware corporation ("United). United, the Company (as defined below) and Executive are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

     Executive has been an employee, officer, director and stockholder of Schultz Company, a Missouri corporation ("Schultz"), and as such, possesses special knowledge, abilities and experience regarding the business of Schultz. Upon the closing of the transaction as set forth in the Merger Agreement to which United and Schultz are parties dated _________, 2002 ("Merger Agreement"), Schultz became a wholly owned subsidiary of United (the "Closing") ("United" and "Schultz" are herein collectively referred to herein as the "Company"). The Company desires to employ Executive as a Senior Vice President with respect to its business and Executive desires to provide services to the Company upon the terms and conditions set forth in this Agreement.

     In consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

     1.   EMPLOYMENT.

     The Company hereby engages Executive as a Senior Vice President, and Executive hereby accepts such engagement, for a period commencing as of the Closing Date and terminating on the third anniversary of the Closing (the "Employment Period"), subject to earlier termination as provided in Paragraphs 12, 13 or 14 of this Agreement. Executive shall have such responsibilities, duties and authorities, and shall render such services of an executive and administrative character, or act in such other executive capacity for the Company and its affiliates, as the Company's Chief Executive Officer ("CEO") or its Board of Directors (the "Board") shall from time to time reasonably direct. Executive shall devote his best efforts, energies and abilities and his full business time, skill and attention (except as described below and except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company. Executive shall perform the duties and carry out the responsibilities assigned to him, to the best of his ability, in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the business of the Company. It is understood and agreed that Executive shall render such services from St. Louis, Missouri; provided that, the Executive may be required to travel from time to time at the reasonable direction of the Company.

     2.   BASE COMPENSATION AND INCENTIVE.

     (a) During the Employment Period, the Company shall pay Executive a Base Salary at a rate of three hundred thousand dollars ($300,000.00) per annum, payable in equal monthly installments less withholding as required by law. The Base Salary will be reviewed by, and shall be subject to increase at the discretion of the Board or the Compensation Committee of the Board in accordance with the Company's then-current policy for reviewing the salaries of its executive employees. Upon termination of the Employment Period, the Base Salary for any partial year shall be prorated based on the number of days elapsed in such year during which the Employment Period continued.

     (b) Executive shall be eligible to receive an incentive bonus of up to fifty percent (50%) of Base Salary upon the attainment of certain goals and objectives as established and determined by the Company's CEO.

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     3.   BENEFITS, OPTIONS, TAXES AND WITHHOLDING.

     (a) BENEFITS. In addition to the Base Salary payable to Executive hereunder, Executive shall be entitled to (i) an automobile allowance of One Thousand Dollars ($1,000.00) per month and (ii) such benefits as are, from time to time, afforded to other executives of the Company who hold a position comparable to Executive, which may be revised, removed or altered by the Board with respect to all similarly situated executives of the Company. By way of example, such benefits generally include:
          (1) hospitalization, disability, life, health and dental insurance in amounts consistent with Company policy for all key management employees, as reasonably determined by the Board;

          (2) up to five (5) weeks paid vacation each year with salary, consistent with Company policy for all senior executive employees and provided that unused vacation time shall not be carried over to subsequent years;

          (3) reimbursement for reasonable, ordinary and necessary out-of-pocket business expenses incurred by Executive in the performance of its duties, subject to the Company's policies in effect from time to time with respect to travel, entertainment and other expenses, including without limitation, requirements with respect to reporting and documentation of such expenses;

          (4) other benefit arrangements, including a 401(k) or similar tax deferral plan, to the extent made generally available by the Company to its executives and key management employees.

     (b) Options. Subject to approval by either the Board or the Compensation Committee of the Board in their sole and absolute discretion, EXECUTIVE SHALL BE ELIGIBLE TO RECEIVE, under and in accordance with the Company's 2001 Stock Option Plan, an option to purchase 100,000 Class-A and 100,000 Class-B shares of the common stock of the Company at $5.00 per share. Such shares shall, if approved, BE EFFECTIVE UPON THE DATE GRANTED AND APPROVED BY THE BOARD OR THE COMPENSATION COMMITTEE OF THE BOARD, AND SHALL vest in accordance with, and be subject to all the terms and conditions of, the 2001 Stock Option Plan and the Stock Option Agreement which Executive will be required to execute in accordance therewith.

     (c) TAXES AND WITHHOLDING. All compensation payable to Executive hereunder is stated in gross amount and shall be subject to all applicable withholding taxes, other normal payroll and any other amounts required by law to be withheld.

     4. CONFIDENTIAL INFORMATION. Executive acknowledges that: (a) he has been involved with developing and implementing, and has had total access to, information relating to marketing strategies, customer lists, customer preferences, and other trade secrets and other confidential and proprietary information of Schultz Company, including without limitation marketing, information systems and records, business plans and strategies, and customer data and information, and that all such information and the information, observations and data relating to the Company and its subsidiaries which Executive has obtained and shall obtain during the course of his employment with the Company and its subsidiaries and its performance under this Agreement (whether or not such information is or was developed by Executive) (collectively, "Confidential Information") are the property of the Company and its subsidiaries; (b) the period and nature of the restrictions contained in Paragraphs 4 and 5 of this Agreement are reasonable and necessary to protect the legitimate interests of Company; (c) such restrictions do not and will not unreasonably impair Executive's ability to financially maintain a standard of living that is acceptable to him; (d) Company will suffer loss, damage and irreparable harm and injury if Executive fails to observe any of the restrictions described in Paragraphs 4 or 5 and in any such case Company will be without an adequate remedy at law; (e) Company has a legitimate business interest in protecting the foregoing, which constitute trade secrets, valuable confidential business information even if not qualifying as a trade secret, substantial relationships with prospective and existing customers, sources of business and relationships and customer goodwill associated with their ongoing business; and (f) by reason of the foregoing, if Executive fails to observe any covenant or restriction described and set

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forth in Paragraphs 4 or 5 of this Agreement Company may, in addition to pursuing any other right or remedy available to them, seek injunctive relief against Executive. Executive agrees that he shall not use for his own purposes or disclose to any third party any Confidential Information without the prior written consent of the Company's CEO or the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's or Company management's acts or omissions. Executive further agrees to take all appropriate steps (and to cause its affiliates to take all appropriate steps) to protect such Confidential Information against disclosure, misuse, espionage, loss and theft. In the event Executive or its affiliates is required by law to disclose any such Confidential Information, Executive or such affiliate, as the case may be, shall promptly notify the Company's CEO and Board in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with the Company to preserve the confidentiality of such information consistent with applicable law. Executive shall deliver to the Company at the end of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the business of the Company and its subsidiaries which Executive may then possess or have under his control. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether patentable or not) which relate to the Acquired Assets or the actual or anticipated business, research and development or existing or future products or services of the Company and its subsidiaries and which are conceived, developed or made by him during the Employment Period and at the direction of the Company ("Work Product") belong to the Company. Executive shall promptly disclose such Work Product to the CEO and the Board and perform all actions reasonably requested by the CEO and the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, powers of attorney and other instruments).

     5. NON-COMPETITION. Executive acknowledges that Executive is familiar with the trade secrets and other Confidential Information of the Company and its subsidiaries. Executive further acknowledges that his services have been of special, unique and extraordinary value to the Company and its subsidiaries, that Executive has been substantially responsible for the growth and development of the Company and its subsidiaries and the creation and preservation of the Company and its subsidiaries' goodwill. Executive acknowledges and agrees that the Company would be irreparably damaged if Executive were to provide services to any person or entity competing with the Company in violation of this paragraph 5 and that such competition by Executive, person or entity would result in a significant loss of goodwill by the Company. Executive further acknowledges and agrees that the covenants and agreements set forth in this paragraph 5 were a material inducement to the Company to enter into this Agreement and the Merger Agreement and to perform its obligations hereunder and thereunder, and that the Company would not obtain the benefit of the bargain set forth in this Agreement and the Merger Agreement as specifically negotiated by the Parties if Executive breached the provisions of this paragraph 5. Therefore, in further consideration for the payment of the compensation to be paid to Executive hereunder, and in order to protect the value of the Acquired Assets (including the goodwill inherent therein as of the date hereof), Executive agrees that:

     (a)  Subject to Section 5(c) below, during the Employment, and for a twelve
(12) month period following the termination of this Agreement (the "Non-Competition Period"), Executive shall not have any affiliation (as defined below) with any corporation, partnership or other business entity, enterprise or other person or entity (other than the Company and its subsidiaries) having any location within the United States that engages in the business (the "Business") of manufacturing, distributing, marketing and/or selling lawn and garden controls, insecticides, pesticides, fertilizer, plant food, soils, seed or any other lines of products sold or offered for sale in the ordinary course of business by any division or affiliate of the Company for consumer or home use (the "Products"); PROVIDED THAT nothing contained herein shall be construed to prohibit the Executive from purchasing up to an aggregate of 1% of any class of the outstanding voting securities of any other entity whose securities are listed on a national securities exchange or traded in the NASDAQ national market system. For purposes of this paragraph 5(a), the term "AFFILIATION" shall mean any direct or indirect interest in such entity, enterprise or other person or entity, whether as an officer, director, employee, investor, partner,

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shareholder, sole proprietor, trustee, consultant, agent, representative, broker, finder, promoter, affiliate or otherwise;

     (b) Subject to Section 5(c) below, during the Non-Competition Period, Executive shall not, (i) contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person employed by the Company or any subsidiary of the Company at any time during the Non-Competition Period, without the prior written consent of the Company; (ii) call-on, solicit or service any customer of the Company or any of its subsidiaries with respect to the manufacturing of manufacturing, distributing, marketing and/or selling the Products for consumer use; (iii) solicit or attempt to induce any customer or other business relation of the Company or any subsidiary into any business relationship which would be likely to materially harm the Company or any of its subsidiaries or (iv) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary thereof to cease doing business with any such person or entity or in any way intentionally interfere with the relationship between any such customer, supplier, licensee or business relation of the Company or any subsidiary thereof.

     (c) Executive's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Executive were to provide services to any person or entity in violation of the provisions of this Agreement. In the event of an alleged or threatened breach by the Executive of any of the provisions of this paragraph 5, the Company or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Non-Competition Period by a period equal to the length of the violation of this paragraph 5). In the event of a breach or violation by Executive of any of the provisions of this paragraph 5, the Non-Competition Period described above shall be extended beyond the period otherwise stated herein until such breach or violation has been duly cured. Executive agrees that these restrictions, including any such extension period, are reasonable.

     (d) Executive acknowledges and agrees that the Company is engaged in the Business throughout the United States, and that the covenants contained in this Agreement are necessary to the protection of the Company's legitimate interests in its trade secrets, customer base, and good will. Executive further acknowledges and agrees that the non-competition covenants contained in this Agreement will not prevent him from gainful employment and earning a livelihood in other, non-competing activities and industries. If, at the time of enforcement of any of the provisions of paragraph 5, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

     (e) Executive agrees that the covenants made in paragraph 5(a) and 5(b) shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

     6. OTHER REMEDIES. In the event of a material breach by the Executive of any material provision of this Agreement which is not cured by Executive within 30 days after notice to it of such breach, in addition to any and all other rights and remedies available to the Company, the Company shall cease making any further payments to Executive hereunder.

     7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Executive and its legal representatives and assigns; provided that in no event shall Executive's obligations to perform future services for the Company be delegated or transferred by Executive without the prior written consent of the Company (which consent may be withheld in its sole discretion). The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of merger,

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consolidation or transfer or sale of all or substantially all of the assets of the Company; provided, however, no such assignment or transfer shall relieve the Company of its obligations hereunder.

     8. MODIFICATION or WAIVER. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party (with Board approval in the case of the Company) against who enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Executive of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on anyone occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     9. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MISSOURI, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF MISSOURI OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MISSOURI. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT WILL BE INSTITUTED IN THE CIRCUIT COURT OF ST. LOUIS COUNTY, MISSOURI, OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MISSOURI, AND NO OTHER, AND THE PARTIES FURTHER CONSENT TO THE PERSONAL AND EXCLUSIVE JURISDICTION OF EITHER SUCH COURT, AND HEREBY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND ANY CLAIM OR DEFENSE OF INCONVENIENT FORUM.

     10. SEVERABILITY. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided that if a court having competent jurisdiction shall find that the covenant contained in paragraph 5(a) hereof is not reasonable, such court shall have the power to reduce the duration and/or geographic area and/or scope of such covenant, and the covenant shall be enforceable in this reduced form.

     11. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

     12.  TERMINATION BY EXECUTIVE.

     (a) Executive may at any time terminate his employment hereunder by giving the Company ninety (90) days prior written notice of Executive's intent to terminate this Agreement. At the Termination Date, the Company shall have no further obligation to Executive and Executive shall have no further rights or obligations hereunder, except that Executive's obligations under Paragraphs 4 and 5 hereof shall survive the termination of the Agreement pursuant to this Paragraph 12(a), and except for the Company's obligations under Paragraph 2 and 3 hereof for unpaid salary, bonus payments, and such benefits or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

     (b) The Executive shall have the right to terminate his employment with the Company for Good Reason by written notice to the Company to that effect. "Good Reason" means the occurrence (without the Executive's written consent) of any of the following: (i) the Company shall have failed to perform a material condition or covenant of this Agreement ("Company's Material Breach"); provided, however, that termination for Company's Material Breach will not be effective until Executive shall have given written notice specifying

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the claimed breach and Company fails to correct the claimed breach within thirty
(30) days after the receipt of the applicable notice (but within twenty (20) days if the failure to perform is a failure to pay monies when due under the terms of this Agreement); or (ii) a requirement by the Company that the Executive relocate his residence outside the St. Louis metropolitan area.

     (c) In the event that the Executive shall terminate his employment for Good Reason, as and for severance pay, the Company shall continue to pay to Executive, on a monthly basis, his Base Salary as set forth in Section 2(a) hereof in effect at the time of his termination less withholding as required by law, for remaining term of this Agreement, PROVIDED THAT (i) prior to the Company's commencing such payments, Executive and the Company sign a mutual general release reasonably acceptable to the Company, and (ii) any provision of Executive's current Confidentiality and Noncompetition covenants (as set forth in Sections 4 and 5 of this Agreement) to the contrary notwithstanding, Executive agrees that he shall continuously abide by such covenants for the period that such payments are being made to Executive. The Company's obligations pursuant to this Paragraph 12(c) shall terminate immediately if Executive engages in conduct which is in violation of Paragraph 4 or 5 hereof, as determined in good faith by the Board. Executive shall have no obligation to mitigate his damages resulting from a termination for Good Reason.

     13. TERMINATION FOR CAUSE. The Company shall have the right at any time to terminate Executive's employment immediately for cause, which shall include any of the following reasons:

     (a) If Executive shall violate the provisions of Paragraphs 4 or 5 of this Agreement, or shall fail to comply with any other material term or condition of this Agreement or shall engage in any misconduct, neglect of duties or failure to perform or act which materially and adversely affects the business or affairs of the Company which is not cured within 30 days after notice to him of such misconduct, neglect, or failure to perform.

     (b) If Executive shall commit (i) a felony or (ii) an act of dishonesty, willful mismanagement, fraud or embezzlement against the Company. Executive's obligations under Paragraphs 4 and 5 hereof shall survive the termination of the Agreement pursuant to this Paragraph 13. In the event Executive's employment hereunder is terminated in accordance with this Paragraph, the Company shall have no further obligation to make any payments to Executive hereunder except for unpaid salary, bonus or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

     14.  TERMINATION WITHOUT CAUSE.

     (a) The Company shall have the right at any time to terminate Executive's employment without cause during the term hereof (which shall not include a termination pursuant to Paragraphs 12 or 13) by providing Executive with 90 days written notice of the Company's intent to terminate this Agreement. Executive's obligations under Paragraph 4 and 5 shall survive the termination of this Agreement of Executive's employment under this Paragraph 14. In the event Executive's employment hereunder is terminated in accordance with this Paragraph, the Company shall have no further obligation to make any payments to Executive hereunder except for unpaid salary, bonus or unreimbursed expenses that have accrued but have not been paid as of the Termination Date except as provided in section 14(b) of this Agreement.

     (b) In the event that the Company shall terminate Executive's employment during the term hereof without cause, as and for severance pay, the Company shall continue to pay to Executive, on a monthly basis, his Base Salary as set forth in Section 2(a) hereof in effect at the time of his termination less withholding as required by law, for remaining term of this Agreement, PROVIDED THAT (i) prior to the Company's commencing such payments, Executive and the Company sign a mutual general release reasonably acceptable to the Company, and
(ii) any provision of Executive's current Confidentiality and Noncompetition covenants (as set forth in Sections 4 and 5 of this Agreement) to the contrary notwithstanding, Executive agrees that he shall continuously abide by such covenants for the period that such payments are being made to Executive. The Company's obligations pursuant to this Paragraph 14 shall terminate immediately if Executive engages in

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conduct which is in violation of Paragraph 4 or 5 hereof, as determined in good faith by the Board. Executive shall have no obligation to mitigate his damages resulting from a termination without cause.

     15. EXECUTIVE'S REPRESENTATIONS. Executive represents and warrants to the Company that (i) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which it is a party or by which it is bound, (ii) he is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be his valid and binding obligation, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that it fully understands the terms and conditions contained herein.

     16. SURVIVAL. The provisions of paragraph 4, paragraph 5, paragraph 9 and this paragraph 16 of this Agreement shall survive notwithstanding any termination of the Employment Period or Non-Competition Period.

     17. NOTICE. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office mail, postage prepaid, certified mail, return receipt requested, addressed to the other Party hereto at his or its address shown below:

     IF TO THE COMPANY:

     United Industries Corporation
     8825 Page Boulevard
     St. Louis, MO 63114
     ATTN: General Counsel

     WITH A COPY TO:

     Thompson Coburn LLP
     One US Bank Plaza
     St. Louis, MO 63101
     Attention: Benjamin Hulsey

     IF TO EXECUTIVE:

     [NEEDED]_______________________

     _______________________

     _______________________

or at such other address as such Party may designate by ten days advance written notice to the other party.

     18. CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

     19. COUNTERPARTS. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                        UNITED INDUSTRIES CORPORATION

                                        By:
                                           --------------------------------

                                        Its:
                                            -------------------------------


                                        -----------------------------------
                                        EXECUTIVE